UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

MAY 29, 2006
Date of Report (Date of earliest event reported)

POWER AIR CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-51256	98-0433974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4777 Bennett Drive, Suite E, Livermore, California, U.S.A.	94551
(Address of principal executive offices)	(Zip Code)

(925) 960-8777
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02      Departure of Directors or Principal Officers; Appointment of Principal Officers

Effective on May 29, 2006, the Board of Directors (the "Board") of Power Air Corporation (the "Company") accepted the resignation of Stephen Williams as a director and executive officer of the Company and accepted the consent to act as the President and Chief Executive Officer of the Company from Remy Kozak, the Company' present Vice-President of Corporate Development (collectively, the "Resignation and Appointment").

As a result of the Resignation and Appointment, and again effective on May 29, 2006, the following resulting Executive Officers of the Company were appointed to the following positions within the Company by the Board:

Individual	Executive position with the Company
Remy Kozak	President, Chief Executive Officer and Principal Executive Officer
Donald M. Prest	Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer
H. Dean Haley	Executive Chairman and Chief Operating Officer

The Company's Annual Report on Form 10-KSB for the year ended December 31, 2005 provides biographical information regarding Mr. Kozak's business experience and background and information regarding related party transactions between the Company and Mr. Kozak.

The Company entered into a Corporate Development Employment Agreement with Mr. Kozak, effective October 3, 2005, pursuant to which Mr. Kozak agreed to act as the Vice President of Corporate Development for the Company. In consideration for such services, Mr. Kozak is entitled to a gross monthly salary of $8,333.33 (which is subject to renegotiation on a reasonably consistent basis) and the fee shall be increased on an annual basis as provided in the agreement. Mr. Kozak is also entitled under the agreement to an annual incentive bonus as determined by the Board as well as certain other benefits as provided therein. Mr. Kozak is also entitled to options to acquire an aggregate of 400,000 shares of the Company at an exercise price of $0.65 per share. The agreement may be terminated by Mr. Kozak at any time upon 30 days' prior written notice or by the Company at any time upon 90 days' prior written notice. The agreement may also be terminated by either party upon 30 days' prior written notice and damages sought in the event of a material breach of the agreement, the wilfull non-compliance of a party's obligations under the agreement, in the event of fraud, serious neglect or misconduct or in the event of the bankruptcy of a party as provided in the agreement.

The following represents a brief overview of the previous five-year employment history of Mr. Kozak:

Mr. Kozak became the Company's Vice-President of Corporate Development effective in September of 2005. Mr. Kozak was previously "Entrepreneur in Residence" at iWorldGroup, a telecommunications incubator in Europe from 2001 to 2003 where he held the positions of COO and then CTO of various businesses. Prior to that Mr. Kozak founded and was a partner in ARK eXecutives, a European interim management firm, where he contributed to the development and expansion of several businesses. Prior to ARK, Mr. Kozak worked for several years as a senior director with Global One Telecommunications, SA in Brussels. He holds an M.BA from the University of British Columbia and a B.A.Sc. (Honours) in Computer and Electronics Engineering from Simon Fraser University. Mr. Kozak has not been involved in the past five years in any legal proceedings described in Item 401(d) of Regulation S-B.

The Board of the Company is now comprised of each of Messrs. H. Dean Haley, Paul D. Brock, Stephen Harrison and William E. Potter.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01     Financial Statements and Exhibits.

(a)     Financial Statements of Business Acquired.

Not applicable.

(b)     Pro forma Financial Information.

Not applicable.

(c)     Shell company transactions.

Not applicable.

(d)     Exhibits.
Exh. #	Exhibit Description
99.1	News Release of the Company dated May 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
POWER AIR CORPORATION
DATE: May 30, 2006.	By: /s/ Paul D. Brock ___________________________________ Paul D. Brock A Director

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